                                  EXHIBIT 2.01

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                           STOCK PURCHASE AGREEMENT



                              FOR THE ACQUISITION


                                      OF


                       CALIFORNIA TUBE LABORATORY, INC.


                                      BY


                                 JAYMARK, INC.


                                     FROM


                             INTERCELL CORPORATION



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                         DATED AS OF FEBRUARY 6, 1998
              --------------------------------------------------




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                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of this 6th day of February 1998, by and among JAYMARK, INC., a California corporation ("Jaymark") and INTERCELL CORPORATION, a Colorado corporation ("INTERCELL") and California Tube Laboratory, Inc., a California corporation ("CTL"). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                   RECITALS

     WHEREAS, INTERCELL owns one hundred percent (100%) of the issued and outstanding shares of the capital stock of CTL (the "CTL Stock").

     WHEREAS, Jaymark wishes to acquire and INTERCELL wishes to sell all of the CTL Stock in exchange for cash (the "Acquisition") in accordance with the terms and subject to the conditions set forth in this Agreement.

     WHEREAS, the parties hereto desire to set forth in this Agreement certain representations, warranties, covenants and agreements made by each to the other as an inducement to the consummation of the Acquisition.

                                   AGREEMENT

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.  PURCHASE AND SALE OF THE CTL STOCK.

          1.1 DEFINITIONS. The definitions set forth in Exhibit A attached hereto shall apply throughout this Agreement.

          1.2 PURCHASE AND SALE OF THE CTL STOCK. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing INTERCELL shall sell, transfer and deliver to Jaymark the CTL Stock and Jaymark will pay to INTERCELL the Consideration in the manner described in Section 1.3 below.

          1.3 CONSIDERATION FOR THE CTL STOCK. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Jaymark shall deliver to (i) INTERCELL One Million Four Hundred Fifty Thousand Dollars ($1,450,000) in cash to be adjusted by the amount, if any, equal to the Adjustment Payment in accordance with Section 1.4 of this Agreement (such net amount being the "Consideration") and (ii) Chicago Title Company as escrow agent, Two Hundred Thousand Dollars ($200,000) in cash (as more fully discussed in Section 11.8.(b)). In addition to the foregoing, on January 30, 1998 Jaymark paid to INTERCELL the sum of Fifty Thousand Dollars ($50,000) cash as an advance payment as set forth in that certain side letter agreement and security agreement attached hereto as Exhibit B

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

(the "Advance Payment") and INTERCELL hereby acknowledges receipt of the Advance Payment. Further, at the Closing, Jaymark will deliver to INTERCELL an Jaymark's unsecured corporate promissory note in the amount of Five Hundred Thousand Dollars ($500,000) in the form attached hereto as Exhibit D (the "Promissory Note") payable upon the satisfaction of certain specified conditions relating to the investigation and remediation of certain hazardous substances contamination affecting the Santa Cruz Site, as more fully described in Section 11.8(a) and in the Environmental Remediation and Indemnification Agreement attached hereto as Exhibit C. Collectively (i), (ii), the Advance Payment and the Promissory Note shall hereinafter be referred to as the "Purchase Price."

     1.4  PURCHASE PRICE ADJUSTMENT, PROCEDURE AND ADJUSTMENT PAYMENT.

          (a) The purchase price adjustment (which may be a positive or negative number) will be equal to the difference, if any, between (i) total assets ($3,161,442) minus long term receivable (parent) ($679,399) minus total liabilities ($425,141) or $2,056,902, as shown on the unaudited balance sheet of CTL as of October 26, 1997 (the "October 26, 1997 Balance Sheet"), as previously provided to Jaymark, and (ii) total assets minus $679,399 minus total liabilities (the "Net Worth"), as shown on the Closing Balance Sheet (the "Purchase Price Adjustment").

          (b) INTERCELL will prepare and will cause KPMG Peat Marwick, INTERCELL's certified public accountants, to prepare a balance sheet of CTL as of the Closing Date (the "Closing Balance Sheet") prepared in a manner consistent with GAAP, excluding adjustments for purchase accounting and including any and all previously unrecorded liabilities existing as of the Closing Date, and the related statement of income and cash flow, together with the work papers related thereto and their report thereon (including the Closing Balance Sheet, the "Closing Financial Statements"). INTERCELL will deliver the Closing Financial Statements to Jaymark within forty five days after the Closing Date. If within thirty days following delivery of the Closing Financial Statements, Jaymark has not given INTERCELL notice of its objection to the Closing Balance Sheet (such notice must contain a statement in reasonable detail of the basis of the Jaymark's objection), then the Net Worth will be used in computing the Purchase Price Adjustment, if any. If Jaymark gives such notice of objection, and the parties are unable to resolve all disputes, then the issues in dispute will be submitted to Price Waterhouse LLP, certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) INTERCELL and Jaymark will each furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are reasonably available to that party, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to INTERCELL and Jaymark by the Accountants, will be binding and conclusive on the parties; and (iii) INTERCELL and Jaymark will each bear 50% of the fees of the Accountants for such determination.

          (c) On the tenth business day following the final determination of the Purchase Price Adjustment the Adjustment Payment will be made, if necessary, in cash in an amount determined as follows: (i) If the Purchase Price Adjustment is a positive number, then INTERCELL will deliver to Jaymark an Adjustment Payment equal to the Purchase Price

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Adjustment; (ii) If the Purchase Price Adjustment is a negative number (i.e. the
Net Worth is greater than $2,056,902) between zero and -$143,098, then no Adjustment Payment will be made; and (iii) If the Purchase Price Adjustment is a negative number less than -$143,098, then Jaymark will deliver to INTERCELL an Adjustment Payment equal to the Purchase Price Adjustment (expressed as a positive number) minus $143,098 (any such payment to be made in accordance with this Section 1.4(c) shall herein be referred to as an "Adjustment Payment"). For example, if at the Closing Date the Net Worth equals: (i) $2,000,000, then INTERCELL will pay Jaymark an Adjustment Payment equal to $56,902 ($2,056,902 - $2,000,000 = $56,902); (ii) $2,100,000, then no Adjustment Payment will be made because $2,056,902 -$2,100,000 = -$43,098 (which is between 0 and $143,000); and
(iii) $2,400,000, then Jaymark will pay INTERCELL an Adjustment Payment equal to $200,000 ($2,056,902 - $2,400,000 = -$343,098, and $343,098 - $143,098 =
$200,000).

         1.5 ESCROW AGREEMENT. On the Closing Date, Jaymark will deposit into the Indemnity Escrow Fund the amount of Two Hundred Thousand Dollars ($200,000). The amount on deposit in the Indemnity Escrow Fund shall be held as collateral for INTERCELL's indemnification obligations under Article 11 (as more fully described in Section 11.8).

         1.6 THE CLOSING. Subject to termination of this Agreement according to the provisions set forth in Article 9 below, the closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich, a Professional Corporation, 4365 Executive Drive, San Diego, California 92121, as soon as possible upon the satisfaction or waiver of all conditions set forth in Article 7 and Article 8 hereof (the "Closing Date"), or such other time and place as is mutually agreeable to the parties.

     2. REPRESENTATIONS AND WARRANTIES OF INTERCELL. Except as otherwise set forth in the CTL Disclosure Schedule, attached hereto as Exhibit E (the "CTL Disclosure Schedule"), INTERCELL hereby represents and warrants to Jaymark as set forth below (each an "INTERCELL Representation and Warranty," and collectively, the "INTERCELL Representations and Warranties"). Where an INTERCELL Representation and Warranty is qualified by knowledge, INTERCELL is charged with any and all knowledge of CTL's officers, directors, employees and agents relevant to such representation and warranty. No fact or circumstance disclosed to Jaymark shall constitute an exception to the INTERCELL Representations and Warranties unless such fact or circumstance is set forth in the corresponding section of the CTL Disclosure Schedule. The INTERCELL Representations and Warranties shall be true and correct in all respects as of the date hereof and on and as of the Closing Date except with respect to any INTERCELL Representation or Warranty specified as of a different date.

         2.1 ORGANIZATION. CTL is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite corporate power and authority to carry on its business as it is now being conducted. CTL is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to so qualify shall not have a material adverse effect on CTL's business, assets, properties, financial condition or results of operations. Section 2.1 of the CTL Disclosure Schedule contains a true and complete listing of (a) the locations of all sales offices, manufacturing facilities and any other

                                       4
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offices or facilities of CTL and (b) a true and complete list of all locations, including addresses, states and countries, in which CTL maintains any employees.
Section 2.1 of the CTL Disclosure Schedule contains a true and complete list of all states in which CTL is duly qualified to transact business as a foreign corporation. True and complete copies of CTL's articles of incorporation and bylaws all as in effect on the date hereof and as to be in effect immediately prior to the Closing Date, have been provided to Jaymark.

          2.2 SUBSIDIARIES. Except as set forth in Section 2.2 of the CTL Disclosure Schedule, CTL does not own any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, business, trust or other business organization or Entity (each a "Subsidiary," and collectively, the "Subsidiaries"). With respect to each Subsidiary, if any, Section 2.2 of the CTL Disclosure Schedule sets forth a true and accurate list of (a) its name and jurisdiction or organization, (b) the jurisdictions in which it is duly qualified or licensed to do business, (c) its authorized numbers of shares or other ownership interests, (d) its outstanding numbers of shares or other ownership interests, (e) the number of shares or other ownership interests and percentage of outstanding voting shares or other ownership interests owned by CTL or any other Subsidiary, (f) its address and
(g) the names, addresses and titles of its directors and officers. Except as set forth in Schedule 2.2 of the CTL Disclosure Schedule, no capital stock or any other security or ownership interest (including but not limited to any debt security) of any Subsidiary is held by any Person other than CTL or a Subsidiary. Except as set forth in Schedule 2.2 of the CTL Disclosure Schedule, neither CTL nor any Subsidiary is a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security or other ownership interests of any Subsidiary, and there is no outstanding option, warrant or other right to subscribe for or to purchase, or contract, agreement or arrangement with respect to, any capital stock or any other security or other ownership interest exercisable or convertible into any shares of capital stock or any other security or other ownership interest of any Subsidiary.

          2.3  CAPITALIZATION.

               (a) The authorized capital stock of CTL as of the date of this Agreement consists of Two Thousand Five Hundred (2,500) shares of common stock. As of the date of this Agreement One Thousand Seven Hundred Ninety Three (1,793) shares of CTL common stock are issued and outstanding and held of record by INTERCELL. INTERCELL owns the CTL Stock free and clear of all liabilities (absolute or contingent), liens, Encumbrances, mortgages, deeds of trust, pledges, options, claims, proxies and other security interests or rights of others.

               (b) Except as set forth in Section 2.3(b) of the CTL Disclosure Schedule, CTL has no outstanding options to purchase any shares of its capital stock.

               (c) Except as set forth in Section 2.3(c) of the CTL Disclosure Schedule, CTL has no outstanding warrants to purchase any shares of its capital stock.

               (d) All of the outstanding CTL securities have been duly authorized and are validly issued, fully paid and nonassessable, and none of them was issued in violation of any preemptive or other right. All outstanding CTL securities were issued in compliance with applicable securities laws. Except as otherwise set forth in this Section 2.3 or in Section 2.3(d) of the CTL Disclosure Schedule, CTL has no other shares of its capital stock issued or outstanding and does not have any other outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating CTL to issue shares of its capital stock or other securities. Except as set forth in Section 2.3(d) of the CTL Disclosure Schedule, CTL is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security of CTL or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of CTL, and, except for this Agreement, there is no outstanding option, warrant, or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock or any other security of CTL or any other security exercisable or convertible into any capital stock or any other security of CTL.

          2.4 POWER, AUTHORITY AND VALIDITY. INTERCELL has the corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which INTERCELL is a party and the consummation of the transactions contemplated herein and therein have been duly authorized by the board of directors of INTERCELL and no other corporate proceedings are necessary to authorize INTERCELL's execution, delivery and performance of its obligations under this Agreement and the other Transaction Documents. Except as otherwise set forth in Section 2.4(a) of the CTL Disclosure Schedule, CTL is not subject to or obligated under any charter, bylaw or provision of any Material Contract or any material license, franchise or Permit, or subject to any order or decree, which would be breached or violated by or in conflict with its execution, delivery and performance of this Agreement and the Transaction Documents, to which INTERCELL is a party. Except as otherwise set forth on Section 2.4(a) of the CTL Disclosure Schedule, no consent of any Person who is a party to a Material Contract, nor any consent of any Governmental Entity is required to be obtained on the part of CTL or INTERCELL to permit the execution, delivery and performance of this Agreement or any of the Transaction Documents to which INTERCELL is a party and to permit Jaymark to continue the business activities of CTL substantially as previously conducted by CTL and INTERCELL. This Agreement is, and the other Transaction Documents to which INTERCELL is a party when executed and delivered by INTERCELL shall be, the valid and binding obligations of INTERCELL, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, or the relief of debtors and (ii) rules of law or equity governing specific performance, injunctive relief and other equitable remedies.

          2.5  FINANCIAL STATEMENTS AND NO UNDISCLOSED LIABILITIES.

               (a) INTERCELL (i) has delivered to Jaymark a copy of CTL's audited financial statements (balance sheet, income statement and statement of cash flows) for the year ended September 30, 1996 and the unaudited October 26, 1997 Balance Sheet, and (ii) will deliver to Jaymark, promptly upon completion, the Closing Balance Sheet and CTL's audited financial statements (balance sheet, income statement and statement of cash flows) for the year ended September 30, 1997 ((i)-(ii) above shall hereinafter collectively be referred to as the "CTL Financial Statements"). The CTL Financial Statements are, or will be, complete and in

                                       6
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accordance with CTL's books and records and have been, or will be, prepared in accordance with GAAP. The CTL Financial Statements present fairly, or will present fairly, in all material respects the financial position of CTL as of their respective dates and the results of CTL's operations and cash flows for the periods indicated. CTL maintains a standard system of accounting established and administered in accordance with GAAP. The aggregate reserves, if any, reflected, or to be reflected, on the CTL Financial Statements are adequate in light of the contingencies with respect to which such aggregate reserves are made.

               (b) There is no debt, Liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the CTL Financial Statements, except for those (i) that have been incurred after October 26, 1997 or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto. Except as set forth on Schedule 2.5(b) of the CTL Disclosure Schedule, all debts, liabilities, and obligations incurred after October 26, 1997 were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

          2.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 2.6 of the CTL Disclosure Schedule, since October 26, 1997, CTL has conducted its business in the ordinary and usual course and, without limiting the generality of the foregoing, has not:

               (a) suffered any adverse change in its business, assets, properties, financial condition or results of operations, nor any materially adverse change in its balance sheet, including but not limited to any cash distributions or decreases in the net assets or increases in the net liabilities of CTL;

               (b) suffered any damage, destruction or loss with respect to CTL's assets, whether or not covered by insurance, in an amount in excess of Five Thousand Dollars ($5,000);

               (c) granted any increase in the compensation payable or to become payable by CTL to any CTL Employees, except those occurring in the ordinary course of business;

               (d) made any change in the accounting methods or practices it follows, whether for general financial or Tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

               (e) sold, assigned, transferred, licensed or otherwise disposed of any Intellectual Property or interest thereunder or other intangible asset except in the ordinary course of its business;

               (f) sold, assigned, transferred, licensed or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

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          (g) incurred any liabilities except in the ordinary course of business and consistent with past practice;

          (h) permitted or allowed any of its properties or assets to be subjected to any Encumbrance of any kind, other than a Permitted Encumbrance;

          (i) made any material amendment to or terminated any contract or any other agreement which is listed on any schedule to this Agreement;

          (j) incurred any contingent liability as guarantor or otherwise with respect to the obligations of others other than in the ordinary course of business consistent with past practices;

          (k) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of CTL or declared any direct or indirect redemption, retirement, purchase or other acquisition by CTL of such shares;

          (l) issued any shares of the capital stock of CTL or any warrants, rights or options to purchase such shares of the capital stock of CTL or entered into any commitment relating to such shares, warrants, rights or options;

          (m) suffered, or become involved with, any dispute, including but not limited to any dispute involving a CTL Employee, that has, or reasonably may have, a material adverse effect on CTL's business, assets, properties, financial condition or results of operations;

          (n) made any capital expenditure or commitment for additions to property, plant or equipment in excess of Ten Thousand Dollars ($10,000);

          (o) paid, loaned or advanced any amounts to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholders or any Affiliate or associate of any of the foregoing; or

          (p) agreed to take any action described in this Section 2.6 or which constitutes a breach of any of the INTERCELL Representations and Warranties.

     2.7 PROPERTY, TITLE AND RELATED MATTERS. Except as otherwise set forth in
Section 2.7 of the CTL Disclosure Schedule, CTL has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the October 26, 1997 Balance Sheet, or acquired after October 26, 1997 (except properties, interests in properties and assets sold or otherwise disposed of since October 26, 1997 in the ordinary course of business), free and clear of all Encumbrances except for Permitted Encumbrances. Except as reflected in the CTL Financial Statements or Section 2.7 of the INTERCELL Disclosure Schedule, the equipment of CTL used in the operations of its business is in satisfactory operating condition and repair, normal wear and tear excepted. All real or personal property leases to which CTL is a party are valid, binding, enforceable and effective with respect to CTL in accordance with their respective terms, subject to (a) laws of general application relating to bankruptcy, insolvency, or the relief of debtors, (b) rules of law or equity governing specific performance, injunctive relief

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and other equitable remedies and (c) any third-party consents which may be required as a result of the transactions contemplated in this Agreement. There does not exist under any of such leases any existing material default by CTL or event of default or other event which, with notice or lapse of time or both, would constitute a material default. Section 2.7 of the INTERCELL Disclosure Schedule contains a description of all real and personal property leased or owned by CTL, describing its interest in said property and with respect to real property a description of each parcel and a summary description of the buildings, structures and improvements thereon. True and correct copies of CTL's leases have been provided to Jaymark or Jaymark's Representatives.

        2.8     INTELLECTUAL PROPERTY.

                (a) Section 2.8(a) of the CTL Disclosure Schedule lists and describes all domestic and foreign patents, patent applications, patent licenses, written know-how licenses, trade names, secrecy agreements, registered Trademarks, registered copyrights, registered servicemarks and Trademark and servicemark applications currently used or held for use by CTL.

                (b) Except as set forth in Section 2.8(b) of the CTL Disclosure Schedule, CTL owns all right, title and interest in and to all of the Intellectual Property used by CTL, free and clear of all claims and Encumbrances except for Permitted Encumbrances. The Intellectual Property comprises all rights necessary for Jaymark to permit CTL to continue to conduct CTL's business in the same manner after the Closing Date as CTL had conducted its business prior to the Closing Date.

                (c) No claims have been asserted against CTL or INTERCELL (and INTERCELL is not aware of any claims that are likely to be asserted against CTL or which have been asserted against others) by any Person challenging CTL's use or distribution of any patents, Trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by CTL or challenging or questioning the validity of, effectiveness of, or full performance by CTL of its obligations under any license or agreement relating thereto.

                (d) To INTERCELL's knowledge after reasonable investigation, none of the CTL Products or the use of the Intellectual Property by CTL in the conduct of CTL's business infringes on the rights of, constitutes misappropriation of, or involves unfair competition with respect to, any proprietary information or intangible or Intellectual Property right of any third Person or Entity, including without limitation any patent, trade secret, copyright, trademark, trade name or mask works.

                (e) All designs, drawings, specifications, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the CTL Products at any stage of their development (collectively, the "CTL Components") were written, developed and created solely and exclusively by employees of CTL without the assistance of any third party, or were created by third parties who assigned ownership of their rights to CTL in valid and enforceable agreements subject to (i) laws of general application relating to bankruptcy, insolvency or the relief of debtors and (ii) rules of law or equity governing specific performance, injunctive relief and other equitable remedies.

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                (f) To INTERCELL's knowledge, no CTL Employee is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such Person with CTL or, to INTERCELL's knowledge, any other party.

                (g) Except for product returns in the ordinary course of CTL's business, no product liability or warranty claim with respect to any CTL Product has been communicated to or overtly threatened against CTL nor, to INTERCELL's knowledge, is there any specific situation, set of facts or occurrence that provides a basis for any such claim. Section 2.8(g) of the CTL Disclosure Schedule sets forth an accurate list of all known claims with the CTL Products.

        2.9  EMPLOYEE BENEFITS.

                (a) (i) All binding obligations for salaries, vacation pay and bonuses which were or will be due and payable to employees of CTL on or before the Closing Date have been paid or will be paid prior to the Closing Date or adequate accruals therefor have been provided.

                     (ii) Section 2.9(a) of the CTL Disclosure Schedule sets forth, as of the date specified in said schedule, a correct and complete list of names of the employees of CTL, date employment began, current position and full or part time status, and their salary or wage rates.

                (b) Set forth in Section 2.9(b) of the CTL Disclosure Schedule is a correct and complete list of each Employee Plan. INTERCELL has provided to Jaymark the most recent copy of each such Employee Plan and any amendments thereto, including any trust agreements, insurance contracts and other similar documents and agreements. To the extent any such Employee Plan is not in writing, a short summary of the plan has been set forth in Section 2.9(b) of the CTL Disclosure Schedule.

                (c) None of the Employee Plans is a Multiemployer Plan (as defined in Section 3(37) of ERISA). Neither CTL nor any ERISA Affiliate has made within the preceding six plan years, or expects to make prior to the Closing, a complete or partial withdrawal from any Multiemployer Plan so as to incur withdrawal liability as defined in Section 4201 of ERISA or contingent withdrawal liability, under Section 4204 of ERISA for which CTL would be liable or potentially liable. No withdrawal liability would result under Section 4201 of ERISA if CTL or an ERISA Affiliate were to withdraw in a complete withdrawal (as defined in Section 4203 of ERISA) on the Closing Date from each Multiemployer Plan in which CTL or the ERISA Affiliate participates.

                (d) INTERCELL has previously provided to Jaymark the most recent summary plan description of each Employee Plan disseminated to employees of CTL (including any addenda to such summaries); and the most recent annual report (Form 5500) with attached schedules for those Employee Plans that cover any employees or former employees of CTL, and in the case of such a plan which is defined benefit Qualified Plan, the most recent actuarial valuation report.

                (e) There is no obligation or Liability to provide post retirement welfare benefits to current or future retirees of CTL (other than those required by Section 601 et seq. of ERISA).

                (f) Each Employee Plan has been administered in material compliance with its terms, and in material compliance with all applicable U.S. laws and regulations, including without limitation, ERISA and the Code.

                (g) With respect to any Employee Plan, there are: (i) no prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, which have been committed; (ii) no pending or to INTERCELL's knowledge threatened suits, claims, investigations or proceedings against an Employee Plan by an employee or former employee of CTL (other than routine claims for benefits); (iii) no reportable events under Section 4043(c) of ERISA; and (iv) no claims or other matters currently pending, nor are there any investigations or claims to INTERCELL's knowledge threatened or pending, by, with or before the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other federal governmental agency.

                (h) All contributions, premiums and other payments required to be paid prior to the Closing Date to Employee Plans or required to be paid after the Closing Date but attributable to periods prior to and through the Closing Date, under applicable law or the terms of such plans, have been paid or provided for. Each Employee Plan which is a "group health plan" (as defined in the Code and ERISA) is and has been operated in material compliance with the requirements of part 6 of Subtitle B of Title 1 of ERISA and Section 4980B of the Code with respect to former employees of CTL. Each Employee Plan which is a "group health plan" is being operated in material compliance with the requirements of Title IV of the Health Insurance Portability and Accountability Act of 1996 and Section 4980D of the Code. Neither CTL nor any ERISA Affiliate has incurred any Liability to the Pension Benefit Guaranty Corporation, except for annual premiums that have been paid when due. CTL and its ERISA Affiliates have made all contributions required under Section 302 of ERISA or Section 412 of the Code with respect to all Employee Plans. CTL and its ERISA Affiliates have made all contributions required during the preceding five plan years under
Section 302 of ERISA or Section 412 of the Code when due with respect to all Employee Plans.

                (i) The execution, delivery and performance of this Agreement will not result in any increase in the compensation or benefits payable by CTL or otherwise payable to any employee of CTL or the acceleration of the time of payment or vesting of any such compensation or benefits. The execution, delivery and performance of this Agreement will not result in any parachute payments within the meaning of Section 280G of the Code or the payment of any severance by CTL.

                (j) All Employee Plans intended to be a Qualified Plan have received a favorable determination letter that considers amendments required by the Tax Reform Act of 1986 from the Internal Revenue Service to the effect that such plans so qualify (and such letter has not been revoked), or an application for such a letter has been applied for within the retroactive amendment period for such plan, and such application is pending and no event has occurred and no condition exists as of the Closing Date which would reasonably be expected to result in the loss of Qualified Plan status or the imposition of any Liability, penalty or Tax on CTL under ERISA or the Code with respect to said Qualified Plans and which cannot be cured retroactively without any Liability (other than compliance with the amendment or modification referred to in this sentence) by an amendment or modification to the Qualified Plan document.

          (k) CTL does not as of the Closing have any Liability under the joint and several liability provisions of the Code of Title IV or ERISA as the result of pre-Closing Date liabilities of INTERCELL ERISA Affiliates.

          (l) No Liability under any Employee Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which CTL or any ERISA Affiliate has received notice that such insurance company is in rehabilitation.

          (m) Except as set forth in Section 2.9(m) of the CTL Disclosure Schedule, all current Employees of CTL may be terminated at will, without notice and without CTL incurring any severance or other Liability or obligation to the Employee in connection with the termination other than the payment of accrued sick and vacation pay, if any, absent any violation of any laws applicable to such termination by CTL or Jaymark after Closing.

    2.10  BANK ACCOUNTS AND RECEIVABLES.  Section 2.10 of the CTL
Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which CTL maintains accounts of any nature and the names of all Persons authorized to draw thereon or make withdrawals therefrom. Section 2.10 of the CTL Disclosure Schedule sets forth an accurate and complete breakdown and aging of all accounts receivable, notes receivable and any other receivables of CTL as of December 31, 1997. Except as set forth in Section 2.10 of the CTL Disclosure Schedule, all existing accounts receivable of CTL (including those accounts receivable reflected on the CTL Financial Statements that have not yet been collected and those accounts receivable that have arisen since October 26, 1997 and have not yet been collected) (a) represent valid obligations of customers of CTL arising from bona fide transactions entered into in the ordinary course of business and (b) are current and to the knowledge of INTERCELL will be collected in full (net of reserves) when due, without any counterclaim or setoff.

    2.11  CONTRACTS.

          (a) Except as set forth in Section 2.11(a) of the CTL Disclosure
Schedule:

                (i) CTL has no agreement, contract or commitment that calls for fixed and/or contingent payments or expenditures by or to CTL of more than Ten Thousand Dollars ($10,000);

                (ii) CTL has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by CTL that CTL is currently performing work under that are in excess of the normal, ordinary and usual requirements of CTL's businesses;

                (iii) There is no sales contract, commitment or proposal that CTL is currently performing work under that CTL currently expects to result in any loss to CTL upon completion or performance thereof;

                (iv) CTL has no outstanding agreement, contract or commitment with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that is not cancelable by it on notice of not longer than ninety (90) days and without Liability, penalty or premium;

                (v) CTL has entered into no employment, independent contractor or similar agreement, contract or commitment that is not terminable on not more than ninety (90) days' notice without penalty or Liability of any type, including without limitation severance or termination pay;

                (vi) CTL has no currently effective collective bargaining or union agreements, contracts or commitments;

                (vii) CTL is not restricted by any agreement known to it or INTERCELL from competing with any Person or from carrying on its business anywhere in the world;

                (viii) CTL is under no Liability or obligation, and no such outstanding claim has been made, with respect to the likely or expected return to CTL of inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers, except such liabilities, obligations and claims as, in the aggregate, do not exceed the reserves therefor set forth in the CTL Financial Statements;

                (ix) CTL has no guarantees presently in effect of any obligations of other Persons or made any agreements to acquire or guarantee any obligations of other Persons;

                (x) CTL has no outstanding loan or advance to any Person except as set forth in the CTL Financial Statements; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by CTL of any sum not reflected in the CTL Financial Statements; and

                (xi) All contracts, agreements and instruments to which CTL is a party are valid, binding, in full force and effect, and enforceable by CTL, as applicable, in accordance with their respective terms, subject to (A) laws of general application relating to bankruptcy, insolvency or the relief of debtors and (B) rules of law or equity governing specific performance, injunctive relief and other equitable remedies. No such contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision enforceable against CTL. To the best of INTERCELL's and CTL's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (b) Section 2.11(b) of the CTL Disclosure Schedule lists all unperformed agreements pursuant to which CTL has agreed to manufacture for or supply to any third party any CTL Products or CTL Components thereto requiring, or expected to require, payments of Ten Thousand Dollars ($10,000) or more over the life of any such agreement which continues beyond the date hereof. Section 2.11(b) of the CTL Disclosure Schedule also lists each vendor who manufactures for or supplies to CTL any product or component included in the CTL Products or CTL Components or is the sole source for any product or component included in the CTL Products.

        (c) INTERCELL has delivered to Jaymark accurate and complete copies of all written contracts identified in Section 2.11 of the CTL Disclosure Schedule. CTL has entered into no material oral contracts, except for telephone orders and renewals or extensions of written agreements or arrangements in the ordinary course of business. Each contract identified in Section 2.11 of the CTL Disclosure Schedule is valid and in full force and effect, and is enforceable by CTL, as applicable, in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency or the relief of debtors and (ii) rules of law or equity governing specific performance, injunctive relief and other equitable remedies.

        (d) Except as set forth in Section 2.11(d) of the CTL Disclosure
Schedule:

                (i) CTL has not violated or breached, or committed any default under, any Material Contract, and, to INTERCELL's knowledge, no other Person has violated or breached, or committed any default under, any Material Contract.

                (ii) No event has occurred and, to INTERCELL's knowledge after reasonable investigation, no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract.

        (e) Except as set forth in Section 2.11(e) of the CTL Disclosure Schedule, none of the agreements, contracts and commitments listed or described in the CTL Disclosure Schedule (each a "Material Contract," and collectively, the "Material Contracts") contains any provision which would require the consent of third parties to the Acquisition or which would be altered as a result of the Acquisition. If any Material Contract contains any such provision, then CTL has described in Section 2.11(e) of the CTL Disclosure Schedule such actions as are necessary with respect to each such Material Contract to avoid any material adverse consequence as a result of the Acquisition and listed all such necessary consents (each a "Material Consent," and collectively, the "Material Consents") and INTERCELL shall, prior to the Closing Date, have used its Best Efforts to obtain the Material Consents and shall have taken such other necessary action with respect to each such Material Contract.

  2.12 COMPLIANCE WITH LAW. CTL is in compliance in all material respects with all applicable Laws or Decrees. Neither CTL nor, to the best of INTERCELL's knowledge, any of CTL's employees, has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in material violation of any applicable Law or Decree. CTL has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers except as may be required by law. CTL has complied in all material respects at all times with any and all applicable Laws or Decrees relating to the importation and exportation of its products. All Permits held by CTL and which are material to its business are valid and legally sufficient in all respects to allow CTL to conduct its business as presently conducted.

  2.13  LABOR DIFFICULTIES; NO DISCRIMINATION.

        (a) CTL is not engaged in any unfair labor practice and is not in violation of any applicable laws relating to employment and employment practices, terms and conditions of employment, and wages and hours.

        (b) There is no pending or to the knowledge of INTERCELL threatened unfair labor practice complaint against CTL before the National Labor Relations Board.

        (c) There is no strike, labor dispute, slowdown, or stoppage actually pending or to the knowledge of INTERCELL threatened against CTL.

        (d) No union representation question exists respecting the employees of CTL and to INTERCELL's knowledge, no union organizing activities are taking place at CTL or with respect to CTL Employees.

        (e) No grievance or arbitration proceeding arising out of or under any collective bargaining agreement to which CTL or any employee of CTL is a party is pending and to the knowledge of INTERCELL no claims therefor exist.

        (f) No collective bargaining agreement that is binding on CTL restricts it from relocating or closing any of its operations.

        (g) CTL has experienced no work stoppage or other labor difficulty having a material adverse effect on CTL's business, assets, properties, financial condition or results of operations.

        (h) There have not been nor are there currently any claims against CTL based on actual or alleged wrongful termination or on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor to the knowledge of INTERCELL is there any basis for any such claim.

        (i) CTL is not aware of any CTL Employee who intends to terminate his or her employment with CTL.

  2.14 EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS. Section 2.14 of the CTL Disclosure Schedule lists and describes all currently effective and material written or oral consulting, independent contractor and/or employment agreements and other material agreements with individual employees, independent contractors or consultants to which CTL is a party. True and correct copies of all such written agreements have been provided to Jaymark or its Representatives. All salaries and wages paid by CTL are in compliance with applicable Laws or Decrees. Section 2.14 of the CTL Disclosure Schedule lists the names of all Persons currently employed by CTL (each a "CTL Employee," and collectively, the "CTL Employees") and the salaries and other compensation arrangements (bonus, deferred compensation, etc.) for each such Person. CTL's aggregate accrued vacation as of December 31, 1997 was approximately One Hundred Two Thousand and Ninety Dollars ($102,090) and aggregate accrued severance pay as of the date of this Agreement was approximately Zero Dollars.

          2.15 TRADE REGULATION. Except as otherwise set forth in Section 2.15 of the CTL Disclosure Schedule, CTL has not terminated its relationship with or refused to ship CTL Products to any dealer, distributor, third party marketing Entity or customer which had theretofore paid or been obligated to pay CTL in excess of Five Thousand Dollars ($5,000) over any consecutive twelve (12) month period. To the knowledge of INTERCELL, all of the prices charged by CTL in connection with the marketing or sale of any products or services have been in compliance in all material respects with all applicable Laws or Decrees. No claims against CTL have been communicated or threatened in writing to CTL with respect to wrongful termination of any dealer, distributor or any other marketing Entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to the knowledge of INTERCELL, no specific situation, set of facts, or occurrence exists which provides any basis for any such claim.

          2.16  INSIDER TRANSACTIONS.  Except as otherwise set forth in Section
2.16 of the CTL Disclosure Schedule, no Affiliate of CTL has any interest in (a) any equipment or other material property or asset, real or personal, tangible or intangible, including, without limitation, any proprietary asset, used in connection with or pertaining to the business of CTL or (b) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of CTL; provided, however, that no such Affiliate or other Person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company whose stock or debt securities are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

          2.17 INSURANCE. Section 2.17 of the CTL Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by CTL. All such policies are in full force and effect, and CTL has done nothing, either by way of action or inaction, that, to the knowledge of INTERCELL, might invalidate such policies in whole or in part or constitute a default under any such policy. CTL has not received notice from any issuer or carrier of any of such policies of such issuer's or carrier's intention to cancel, terminate, or refuse any policy issued to CTL.

          2.18 LITIGATION. Except as otherwise set forth in Section 2.18 of the CTL Disclosure Schedule, there is no claim, investigation, suit, action or proceeding (a) pending against CTL, (b) which, to INTERCELL's knowledge after reasonable investigation, has been threatened against or materially affects CTL or (c) which questions or challenges the validity of this Agreement or the Transaction Documents. CTL is not a party to or subject to any judgment, decree, injunction or order of any Governmental Entity.

          2.19  TAX MATTERS.

               (a) CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) has duly and timely filed all required Tax Returns and such Tax Returns are true, correct and complete in all material respects. All Taxes owed by CTL (or INTERCELL with respect to or including the taxable income or activities of CTL), whether or not shown on any Tax Return, have been paid. No claim has ever been made by any Governmental Entity in a jurisdiction where CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) does not file Tax Returns that CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) is or may be subject to taxation by that jurisdiction. There are no liens or security interests on any of the CTL's assets with respect to Taxes, other than liens for Taxes not yet due and payable.

               (b) CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) has withheld and paid all Taxes required to have been withheld and paid and complied with all information reporting and backup withholding requirements, including maintenance of required records in respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (c) Section 2.19(c) of the CTL Disclosure Schedule (i) lists all Tax Returns filed by CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) for taxable periods ended on or after September 30, 1995, (ii) indicates those Tax Returns that have been audited and (iii) indicates those Tax Returns that currently are the subject of audit. CTL has delivered to Jaymark correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) since September 30, 1995.

               (d) Section 2.19(d) of the CTL Disclosure Schedule sets forth the following information with respect to CTL as of the most recent practicable date: (i) the basis of CTL in its assets, (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to CTL and (iii) the amount of any deferred gain or loss allocable to CTL arising out of any deferred intercompany transaction.

               (e) Except as set forth in Section 2.19(e) of CTL Disclosure Schedule, CTL's (or INTERCELL's with respect to or including that taxable income or activities of CTL) Tax Returns have never been audited by any Governmental Entity, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of CTL (or INTERCELL with respect to or including the taxable income or activities of CTL). Except as set forth in
Section 2.19(c) of the CTL Disclosure Schedule, CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) has not received notice (either in writing or verbally, formally or informally) and does not expect to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it. CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) or any of its assets.

               (f) CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) is not currently the beneficiary of any extension of time within which to file any Tax Return.

               (g) CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) to make any payments with respect to employees or independent contractors of CTL that will not be deductible by Jaymark after the Closing Date under Code Section 280G.

               (h) CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) is not (nor has it ever been) a party to any Tax allocation or Tax sharing agreement and is not liable for the Taxes of any other Person as a transferee or successor, by contract, or otherwise.

               (i) The amount of CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) liability for unpaid Taxes for all periods ending on or before the date of this Agreement do not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), and the amount of CTL (or INTERCELL with respect to or including the taxable income or activities of CTL) liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes).

          2.20 WARRANTIES AND SERVICE: PAYMENT OBLIGATIONS. Section 2.20 of the CTL Disclosure Schedule sets forth (a) copies of all general forms of warranties or warranty agreements or obligations now in effect or provided during the past three years with respect to any of the CTL Products and with respect to any services provided, or to be provided, by CTL in connection therewith, (b) a complete and accurate list of all agreements pursuant to which CTL is obligated to provide service or support services with respect to the CTL Products, (c) a complete and accurate list of all other agreements and other documents of CTL which relate to any CTL Products, and pursuant to which CTL is obligated to make any other accommodation for such purchaser or distributor, or take back any product from such purchaser or distributor, including, without limitation, any warranties and (d) a complete list of CTL expenses, as incurred, associated with warranties, services, returns, defects or similar items with respect to the CTL Products from October 1, 1996 to September 30, 1997. All sales of, and services relating to, CTL Products have been, or are being, made pursuant to the form of warranty set forth in Section 2.20 of the CTL Disclosure Schedule, or the terms of a contract and no other warranty, express or implied, has been made or extended by CTL with respect to the CTL Products, or the services provided by CTL in relation thereto. CTL has not granted to any Person the right to repair, maintain, service or support any of the CTL Products. Except as set forth on Section 2.20 of the Disclosure Schedule, no agreement for the sale, license, service, support or maintenance of the CTL Products obligates CTL to provide any change in functionality or other alternations in the performance of the CTL Products or to provide new products or technology.

          2.21 ORDERS, COMMITMENTS AND RETURNS. All accepted and unfilled orders entered into by CTL for the sale, license, or lease or other disposition by CTL of CTL Products, and all agreements, contracts, or commitments for the purchase of supplies by CTL, were made in the ordinary course of business. No outstanding purchase or outstanding lease commitment of CTL is in excess of the normal, ordinary and usual requirements of its business or was made at a price (on both a per unit and aggregate basis) materially in excess of the current market price at the time made, or to the knowledge of INTERCELL, contains terms and conditions materially more onerous to CTL than those usual and customary in the industry.

          2.22 ENVIRONMENTAL MATTERS. CTL has obtained all Permits required under Environmental Laws to conduct its business (collectively, "Licenses"), and all such Licenses are current, valid and in good standing, and copies of all such Licenses have been provided to Jaymark. CTL is conducting and at all times has conducted its business in full compliance with Environmental Laws and Licenses, including without limitation giving required notifications of any Release of Hazardous Materials. Except as set forth in Section 2.11(e) of the CTL Disclosure Schedule, no notice or other filing, or consent or approval is required under any Environmental Laws in connection with or as a result of the transactions contemplated by this Agreement. With respect to CTL's business and any Facility, no civil, criminal or administrative actions, proceedings, directives, inquiries, or investigations are pending, or to the knowledge of INTERCELL threatened, by any Governmental Entity or Person regarding any alleged non-compliance with Environmental Laws, nor does INTERCELL have any basis to expect the institution or receipt of any such actions, proceedings, directives, inquiries or investigations. No Governmental Entity or Person has, currently or in the past, charged or alleged or, to the knowledge of INTERCELL threatened to charge or allege, that Hazardous Materials have been Handled improperly or in violation of Environmental Laws or in such a manner as to harm or threaten to harm human health, ecology, or the environment, in connection with CTL's business or any Facility. Neither CTL nor INTERCELL have received any notice with respect to any Facility, and neither is aware of the issuance, at any time, to any Person of any notice with respect to any Facility, alleging that a Facility has been listed or is proposed to be listed on any list, registry or inventory maintained by any Governmental Entity of sites where a Release of Hazardous Materials has occurred or is suspected of having occurred, and neither CTL nor INTERCELL has received any notice that they have been identified as potentially responsible parties under any Environmental Laws with respect to any Facility. There are no liens or other Encumbrances in effect under any Environmental Laws with respect to any Facility or any other asset or real property owned, operated, leased or controlled in connection with CTL's business. Other than as set forth and described in Section 2.22 of the CTL Disclosure Schedule, no Release of Hazardous Materials has occurred at any time in connection with CTL's business or any Facility, except in compliance with Environmental Laws and Licenses. To INTERCELL's knowledge after reasonable investigation (except as described in Section 2.22 of the CTL

Disclosure Schedule), there are no conditions existing at any Facility which require any remedial action, removal action, corrective action, closure action, or other environmental response action under Environmental Laws or Licenses. There are not currently, nor are there any plans to install, nor have there been in the past, at any Facility any underground storage tanks, vaults, containments, impoundments or other underground structures or equipment, that are used, will be used, or were used, or that are or were intended to be used, for Handling of Hazardous Materials. There is no asbestos or asbestos-containing material in, on or at any real property or Facility or equipment owned, leased or operated in connection with CTL's business. No equipment or improvements used in CTL's business presently require, or to the knowledge of INTERCELL may require, any expenditure of funds or any removal, closure, updating, modification or replacement to comply with Environmental Laws and Licenses. To the knowledge of INTERCELL, no Release of Hazardous Materials has migrated to, or threatens to migrate to, the soil, surface water, or groundwater on, under or adjacent to any Facility. With respect to CTL's business and to the knowledge of INTERCELL, there are no conditions existing at any site to which CTL has sent Hazardous Materials for transportation, transfer, recycling, treatment, storage, or disposal, which require any investigation, remedial action, removal action, corrective action, or other environmental response action pursuant to Environmental Laws, and no administrative actions, proceedings, directives, inquiries or investigations are pending, or to the knowledge of INTERCELL, threatened, with respect to any such site. No employee of CTL and no other Person has asserted or, to the knowledge of INTERCELL threatened to assert, currently or in the past, a demand or claim pertaining to CTL's business or any Facility, based upon or relating to alleged damage to health caused by any Hazardous Material used in connection with the business or present at any Facility. INTERCELL has delivered or otherwise made available for inspection to Jaymark or its agents true, complete and correct copies of any reports, studies, assessments, analyses, evaluations, test or monitoring results possessed or available to INTERCELL pertaining to any Release of any Hazardous Materials in, on, beneath or adjacent to any Facility.

          2.23 CORPORATE DOCUMENTS. INTERCELL has made available to Jaymark for Jaymark's examination: (a) copies of CTL's articles of incorporation and bylaws, (b) CTL's minute book containing all records of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof, (c) all material Permits, orders, and consents issued by any regulatory agency with respect to CTL or any of CTL's securities, and all applications for such Permits, orders, and consents and (d) CTL's stock transfer books setting forth all transfers of any of its capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of CTL are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the Persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance in all material respects with the laws of the applicable jurisdiction.

          2.24 BROKERS. Except as set forth in Section 2.24 of the CTL Disclosure Schedule, neither CTL nor INTERCELL is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or any of the Transaction Documents in connection with any transaction contemplated herein or therein.

          2.25 DISCLOSURE. No statement by CTL or INTERCELL contained in this Agreement, its exhibits and schedules, nor any of the certificates or documents required to be delivered by CTL or INTERCELL to Jaymark under this Agreement contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3. REPRESENTATIONS AND WARRANTIES OF JAYMARK. Except as set forth in the Jaymark Disclosure Schedule in the form attached hereto as Exhibit F, Jaymark hereby represents and warrants to INTERCELL (each a "Jaymark Representation and Warranty," and collectively, the "Jaymark Representations and Warranties") that:

          3.1 ORGANIZATION AND GOOD STANDING. Jaymark is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to carry on its business as now conducted.

          3.2 POWER, AUTHORIZATION AND VALIDITY. Jaymark has all requisite right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents to which Jaymark is a party have been duly and validly approved and authorized by the board of directors of Jaymark. No authorization or approval, governmental or otherwise, is necessary in order to enable Jaymark to enter into and to perform the terms of this Agreement or the other Transaction Documents on its part to be performed, except for such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which Jaymark or any of the Jaymark' subsidiaries conducts any business or owns any property or assets. This Agreement is, and the other Transaction Documents when executed and delivered by Jaymark shall be, the valid and binding obligations of Jaymark enforceable in accordance with their respective terms subject to (a) laws of general application relating to bankruptcy, insolvency, or the relief of debtors and (b) rules of law or equity governing specific performance, injunctive relief and other equitable remedies.

          3.3 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement or any of the Transactions Documents to which Jaymark is a party nor the consummation of the transactions contemplated herein or therein will conflict with, or result in a material breach or violation of, any provision of Jaymark's articles of incorporation or its bylaws, as currently in effect, any instrument or contract to which Jaymark is a party or by which any such party is bound, or any federal, state or local judgment, writ, decree, order, statute, rule or regulation applicable to any such Person. Neither the execution and delivery of this Agreement nor any of the Transaction Documents to which Jaymark is a party nor the consummation of the transactions contemplated herein or therein will have a material adverse effect on the operations, assets, or financial condition of Jaymark.

          3.4 LITIGATION. There is no suit, action, proceeding, claim or investigation pending or, to the best of Jaymark's knowledge, threatened, against Jaymark which questions or challenges the validity of this Agreement or the Transaction Documents.

          3.5 DISCLOSURE. No representation or warranty made by Jaymark in this Agreement, the Transaction Documents or in any schedule, certificate or exhibit prepared and furnished or to be prepared and furnished by Jaymark pursuant hereto or thereto, or in connection herewith or therewith, contains or will contain any untrue statement of a fact, or omits or will omit to state a fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

          3.6 BROKERS. Jaymark is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or any of the Transaction Documents in connection with any transaction contemplated herein or therein.

     4.  PRECLOSING AND OTHER COVENANTS OF INTERCELL AND CTL.

          4.1 OBTAINING MATERIAL CONSENTS. INTERCELL and CTL shall use their Best Efforts to obtain any and all Material Consents set forth on Section 2.11(e) of the CTL Disclosure Schedule.

          4.1 ADVICE OF CHANGES. INTERCELL will promptly advise Jaymark in writing (a) of any event occurring subsequent to the date of this Agreement which would render any INTERCELL Representation and Warranty if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any respect and (b) of any material adverse change in CTL's business, assets, properties, financial condition or results of operations.

          4.3 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, CTL and INTERCELL will continue to conduct CTL's business and maintain its business relationships in the ordinary and usual course and will not, except as set forth in the CTL Disclosure Schedule or with the prior written consent of
Jaymark:

               (a) borrow any money which borrowings exceed in the aggregate Five Thousand Dollars ($5,000);

               (b) incur or commit to incur any capital expenditure or commitment for additions to property, plant and equipment individually in excess of Five Thousand Dollars ($5,000);

               (c) lease, license, sell, transfer or encumber or permit to be encumbered any asset, Intellectual Property or other property associated with the business of CTL (including sales or transfers to Affiliates of CTL or INTERCELL), except for licenses granted in the usual and ordinary course of business and except for cash applied in payment of CTL's respective liabilities in the usual and ordinary course of its business;

               (d) dispose of any of its assets, except inventory in the regular and ordinary course of business;

               (e) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business;

               (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

               (g) pay any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid bonuses;

               (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

               (i) amend or terminate any Material Contract, agreement or license to which it is a party except in the ordinary course of business;

               (j) loan any amount to any Person or Entity, or guaranty or act as a surety for any obligation;

               (k) waive or release any right or claim, except in the ordinary course of business;

               (l) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock;

               (m) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

               (n) merge, consolidate or reorganize with any Entity;

               (o) amend its articles of incorporation or bylaws;

               (p) make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any tax claim or assessment relating to CTL [or the consolidated group], surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to CTL [or the consolidated group], or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the Tax liability of CTL or Jaymark;

               (q) do anything that is not contemplated in this Agreement or would cause there to be a material adverse change in the CTL Financial Statements (with such CTL Financial Statements analyzed as if they had been prepared according to GAAP, and including but not limited to cash distributions or decreases in the net assets of CTL), except as would occur in the ordinary course of CTL's business, between October 26, 1997 and the Closing Date; or

               (r) agree to do any of the things described in the preceding clauses Section 4.3(a) through (q).

          4.4 RISK OF LOSS. Except as otherwise provided in this Agreement, until the Closing, all risk of loss, damage or destruction to CTL's assets shall be borne by INTERCELL.

          4.5  ACCESS TO INFORMATION.  Until the Closing and subject to Section
6.1 of this Agreement, CTL shall allow Jaymark and its agents free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, INTERCELL shall cause its accountants to cooperate with Jaymark and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

          4.6 SATISFACTION OF CONDITIONS PRECEDENT. INTERCELL and CTL will use their Best Efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 8, and INTERCELL will use its Best Efforts to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all Material Consents and other consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.

          4.7 OTHER NEGOTIATIONS. Between the date hereof and February 6, 1998, (subject to extension upon mutual agreement), or such earlier date as Jaymark and INTERCELL mutually agree to discontinue discussions of the Acquisition, INTERCELL and CTL will not (and INTERCELL and CTL will assure that their respective officers, directors, employees, agents and Affiliates do not on their behalf) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, Person or other Entity or group (other than discussions with Jaymark) regarding any acquisition of CTL, any merger or consolidation with or involving CTL, or any acquisition of any material portion of the stock or assets of CTL. INTERCELL agrees that any such negotiations in progress as of the date hereof will be terminated or suspended during such period. In no event will INTERCELL or CTL solicit or enter into an agreement concerning any such third party transaction. INTERCELL represents and warrants that it has the legal right to terminate or suspend any such pending negotiations. If between the date of this Agreement and the termination of this Agreement, INTERCELL or CTL receives from a third party any offer or indication of interest regarding any of the transactions referred to above, or any request for information regarding any of such transactions, INTERCELL shall (a) notify Jaymark immediately of such offer, indication of interest or request, including the full terms of any proposal therein, (b) notify such third party of INTERCELL's obligations under this Agreement and (c) reject any offer so received.

     5.  PRECLOSING AND OTHER COVENANTS OF JAYMARK.

          5.1 ADVICE OF CHANGES. Jaymark will promptly advise INTERCELL in writing of any event occurring subsequent to the date of this Agreement which would render any Jaymark representation or warranty, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any respect.

          5.2 SATISFACTION OF CONDITIONS PRECEDENT. INTERCELL will use its Best Efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 7, and Jaymark will use its Best Efforts to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.

     6.  MUTUAL COVENANTS.

          6.1 CONFIDENTIALITY. Each party acknowledges that in the course of the performance of this Agreement it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the term of this Agreement and thereafter, keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as expressly permitted under the terms of this Agreement or by a separate written agreement. The Receiving Party shall take all reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any Person or Entity other than its officers or employees (or outside legal, financial or accounting advisors) who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements with such Person's employer or who are subject to ethical restrictions on disclosure which protects the Confidential Information of the Disclosing Party. The Receiving Party shall immediately give notice to the Disclosing Party of any unauthorized use or disclosure of Disclosing Party's Confidential Information. The Receiving Party agrees to assist the Disclosing Party to remedy such unauthorized use or disclosure of its Confidential Information. These obligations shall not apply to the extent that Confidential Information includes information which:

               (a) is already known to the Receiving Party at the time of disclosure, which knowledge the Receiving Party shall have the burden of proving;

               (b) is, or through no act or failure to act of the Receiving Party becomes, publicly known;

               (c) is received by the Receiving Party from a third party without restriction on disclosure (although this exception shall not apply if such third party is itself violating a confidentiality obligation by making such disclosure);

               (d) is independently developed by the Receiving Party without reference to the Confidential Information of the Disclosing Party, which independent development the Receiving Party will have the burden of proving;

               (e) is approved for release by written authorization of the Disclosing Party; or

               (f) is required to be disclosed by Laws or Decrees, a Government Body or by a proper order of a court of competent jurisdiction; provided, however that the Receiving Party will use its Best Efforts to minimize such disclosure and will, with respect to a proper order, consult with and assist the Disclosing Party in obtaining a protective order prior to such disclosure.

          6.2 NO PUBLIC ANNOUNCEMENT. Prior to the Closing, the parties shall make no public announcement concerning the Acquisition, this Agreement, any of the terms or conditions set forth in this Agreement or any of the transactions contemplated in this Agreement or any of the Transaction Documents. INTERCELL may, but only after consultation with Jaymark, at any time make disclosure if it is advised by its legal counsel that such disclosure is required under applicable Laws or Decrees. Except as otherwise permitted in this Section 6.2, under no circumstances will Jaymark, CTL or INTERCELL (or any of their respective officers, directors, employees, Affiliates or agents) discuss or disclose the existence or terms or conditions set forth in this Agreement with or to any third party other than such legal, accounting and financial advisors of Jaymark or INTERCELL who have a need to know such information solely for the purposes of Jaymark or INTERCELL, as the case may be, with respect to the Acquisition.

          6.3 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of INTERCELL and Jaymark shall use its respective Best Efforts to (a) make all necessary filings with respect to the Acquisition and this Agreement under the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith, (b) make any and all appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith, (c) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Acquisition and (d) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated in this Agreement as promptly as practicable, but no later than February 6, 1998.

          6.4 FURTHER ASSURANCES. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and the Transaction Documents and contemplated herein and therein and to carry into effect the intents and purposes of this Agreement.

     7. CONDITIONS TO INTERCELL'S OBLIGATION TO CLOSE. The obligations of INTERCELL to close the transactions contemplated in this Agreement are subject to the fulfillment or satisfaction on and as of the Closing Date of each of the following conditions (any one or more of which may be waived by INTERCELL but only in a writing signed by INTERCELL):

          7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The Jaymark Representations and Warranties set forth in Article 3 shall be true and correct when made and on and as of the Closing Date with the same force and effect as if they had been made as to the Closing Date, and INTERCELL shall receive a certificate to such effect signed by the President of Jaymark.

          7.2 COVENANTS. Jaymark shall have performed and complied with all of its covenants and obligations required to be performed or complied with prior to the Closing Date on or before the Closing Date, and INTERCELL shall receive a certificate from Jaymark to such effect signed by the President of Jaymark.

          7.2 AUTHORIZATIONS. INTERCELL shall have received from Jaymark written evidence that the execution, delivery and performance of Jaymark's obligations under this Agreement have been duly and validly approved and authorized prior to the date hereof by the board of directors of Jaymark and INTERCELL shall receive a certificate from Jaymark to such effect signed by the President of Jaymark.

          7.4 GOVERNMENT CONSENTS. There shall have been obtained on or prior to the Closing Date such Permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

          7.5 NO LITIGATION. On and as of the Closing Date, no litigation or proceeding shall be threatened or pending against Jaymark for the purpose or with the probable effect (in the reasonable opinion of Jaymark's counsel) of enjoining or preventing the consummation of any of the transactions contemplated in this Agreement.

          7.6 ESCROW AGREEMENT. Each of Jaymark, INTERCELL and the Indemnity Escrow Agent shall have executed and delivered the Indemnity Escrow Agreement in the form attached hereto as Exhibit G and the Indemnity Escrow Fund shall have been posted with the Indemnity Escrow Agent.

          7.7 PROMISSORY NOTE. Jaymark and INTERCELL shall have executed and delivered the Promissory Note in the form attached hereto as Exhibit D.

     8. CONDITIONS TO JAYMARK'S OBLIGATIONS TO CLOSE. The obligations of Jaymark to close the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction on and as of the Closing Date of each of the following conditions (any one or more of which may be waived by Jaymark, but only in a writing signed by Jaymark):

          8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The INTERCELL Representations and Warranties made in Article 2 and in any certificate delivered by INTERCELL or CTL in connection with this Agreement shall be true and correct when made and on and as of the Closing Date with the same force and effect as if they had been made as of the Closing.

          8.2 COVENANTS. Each of INTERCELL and CTL shall have performed and complied with all of its or their respective covenants and obligations required to be performed or complied with on or before the Closing Date contained in this Agreement on or before the Closing Date.

          8.2 NO LITIGATION. On and as of the Closing Date, no litigation or proceeding shall be threatened or pending against CTL or INTERCELL for the purpose or with the probable effect (in the reasonable opinion of INTERCELL's counsel) of enjoining or preventing the consummation of any of the transactions contemplated in this Agreement, or which would have a material adverse effect on the business, assets, liabilities, income, property, financial condition or results of operations of CTL subsequent to the Closing, and no material judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator shall be outstanding against CTL.

          8.4 AUTHORIZATIONS. Jaymark shall have received from INTERCELL written evidence that the execution, delivery and performance of INTERCELL's obligations under this Agreement have been duly and validly approved and authorized by INTERCELL's board of directors.

          8.5 REQUIRED CONSENTS. Jaymark shall be reasonably satisfied that INTERCELL has engaged in its Best Efforts to obtain and deliver to Jaymark all written consents, assignments, waivers, authorizations or other certificates, including but not limited to the Material Consents, reasonably deemed necessary by Jaymark's legal counsel to provide for the continuation in full force and effect or assignment or termination of any and all contracts and leases of CTL.

          8.6 OPINION OF INTERCELL'S COUNSEL. Jaymark shall have received from counsel to INTERCELL, an opinion in substantially the form attached hereto as Exhibit H.

          8.7 EMPLOYMENT AGREEMENTS. Each of Tony Wynn, Dave Blank, James Martin and Peter Campbell shall have executed and delivered an employment agreement regarding their respective employment with CTL.

          8.8 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing Date such Permits or authorizations, and there shall have been taken such other actions, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the transactions contemplated herein.

          8.9 CONFIDENTIALITY AGREEMENT AND ASSIGNMENT OF INVENTIONS. Confidentiality Agreement and Assignment of Inventions agreements, reasonably satisfactory in form and content to Jaymark, shall have been executed by all current employees of CTL and by all current consultants to and independent contractors of CTL who have not already signed such agreements.

          8.10 ESCROW AGREEMENT. Each of Jaymark, INTERCELL and the Indemnity Escrow Agent shall have executed and delivered the Indemnity Escrow Agreement in the form attached hereto as Exhibit G and the Indemnity Escrow Fund shall have been posted with the Indemnity Escrow Agent.

          8.10 RESIGNATIONS OF CTL OFFICERS AND DIRECTORS. All of the officers and directors of CTL listed on Section 8.11 of the CTL Disclosure Schedule shall have executed and delivered to Jaymark written resignations, effective as of the Closing Date.

          8.12 RECEIPT OF CERTIFICATES. Jaymark shall have received at Closing certificates signed by the President and Chief Financial Officer of CTL and INTERCELL certifying the accuracy of the matters set forth in Sections 8.1, 8.2, 8.3, and 8.4 (as such matters relate to CTL and INTERCELL).

          8.13 NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the business, assets, properties, financial condition or results of operations of CTL since October 26, 1997.

          8.14 SATISFACTORY COMPLETION OF JAYMARK'S DUE DILIGENCE REVIEW. Jaymark shall have completed its due diligence investigation of CTL to its reasonable satisfaction.

          8.15 ACCOUNTING TREATMENT. Jaymark shall have received confirmation by its auditors that the Acquisition will receive Jaymark's desired in process research and development purchase accounting treatment; provided, however, that Jaymark will have obtained a preliminary favorable determination from its auditors as to the availability of such accounting treatment on or before the date of this Agreement.

          8.16  (INTENTIONALLY LEFT BLANK)

          8.17 Environmental Remediation and Indemnification Agreement. Jaymark, INTERCELL and CTL shall have executed and delivered the Environmental Remediation and Indemnification Agreement in the form attached hereto as Exhibit C.

          8.18 EVIDENCES OF TERMINATION OF INDEBTEDNESS AND SECURITY INTERESTS AND RELEASES OF LIENS. Except as listed on Section 8.18 of the CTL Disclosure Schedule, INTERCELL shall have delivered to Jaymark (a) payoff letters containing provisions legally sufficient to terminate all indebtedness of CTL not reflected on the October 26, 1997 Balance Sheet (the "Indebtedness") and any security interests granted by INTERCELL or CTL in connection with the Indebtedness, (b) canceled original promissory notes evidencing all of the Indebtedness, (c) executed UCC Termination Statements for each UCC-1 Financing Statement filed in connection with the Indebtedness and (d) any other documentation reasonably requested by counsel to Jaymark to effect the termination of the Indebtedness and all security interests granted and liens arising in connection with the Indebtedness.

     9.  TERMINATION OF AGREEMENT.

          9.1 MUTUAL CONSENT. This Agreement may be terminated at any time before the Closing Date, by the mutual written consent of Jaymark and INTERCELL, approved by their respective boards of directors.

          9.1 TERMINATION BY JAYMARK. This Agreement may be terminated at any time before the Closing Date by Jaymark upon written notice to INTERCELL, specifying the basis for such termination, if (a) INTERCELL shall have breached in any material respect any of the INTERCELL Representations and Warranties or any of INTERCELL's covenants or agreements contained in this Agreement, (b) any INTERCELL Representation or Warranty contained in this Agreement shall have been materially inaccurate, or
(c) through no fault of Jaymark, the Closing shall not have occurred on or before February 6, 1998.

          9.3 TERMINATION BY INTERCELL. This Agreement may be terminated at any time before the Closing Date by INTERCELL upon written notice to Jaymark, specifying the basis for such termination, if (a) Jaymark shall have breached in any material respect any of Jaymark's Representations and Warranties or any of its covenants or agreements contained in this Agreement, (b) any Jaymark Representation or Warranty contained in this Agreement shall have been materially inaccurate, or (c) through no fault of INTERCELL, the Closing shall not have occurred on or before February 6, 1998.

          9.4 TERMINATION FOR OTHER REASONS. This Agreement may be terminated at any time before the Closing Date by either Jaymark or INTERCELL if a court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling, or taken any other action, or failed to grant its consent, having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, and all appeals with respect to such order or action have been exhausted or the time for appeal of such order, decree, ruling, action or consent shall have expired.

          9.5 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Sections 9.1, 9.2, 9.3 or 9.4 hereof, there shall be no Liability or obligation on the part of Jaymark, INTERCELL or CTL or their respective officers, directors, stockholders or Affiliates, except to the extent that such termination results from the willful breach by a part of any of their or its respective representations, warranties, covenants or agreements in this Agreement; provided, however, that the provisions of Sections 6.1, and 6.2 of this Agreement shall remain in full force and effect and survive the termination of this Agreement.

     10.  POST-CLOSING COVENANTS.

          10.1 CLOSING BALANCE SHEET. In accordance with Section 1.4(b), INTERCELL shall deliver to Jaymark the Closing Financial Statements.

          10.2 PURCHASE PRICE ADJUSTMENT AND ADJUSTMENT PAYMENT. In accordance with Section 1.4, the Purchase Price Adjustment shall be determined and the Adjustment Payment, if any, shall be made.

          10.3 NONCOMPETITION. For and in consideration of the payment by Jaymark to INTERCELL of the Consideration, INTERCELL hereby covenants to and agrees with Jaymark that, except as otherwise expressly consented to, approved or otherwise permitted by the Board of Directors of Jaymark in writing, for a period of four (4) years commencing on the Closing Date (provided, however, that such period shall be extended by and for the duration of any period of time during which INTERCELL is in violation of any provision of this Agreement), INTERCELL and its officers, directors, employees and agents shall not, directly or indirectly, acting alone, or as a member of a partnership or other business entity or as a holder of any security of any class issued by a corporation or other business entity or as creditor, partner, distributor or representative of any corporation, partnership or other business entity or otherwise:

               (a) engage, within the State of California or in any other jurisdiction in which CTL carries on business, in any business, trade or other enterprise substantially similar to or directly or indirectly in competition with the business of CTL as it then exists; extend or assist in arranging credit to establish or conduct any such business or permit its name, reputation or affiliations to be used in connection with any such business;

               (b) use or disclose to any person, firm, corporation, association or other entity (except as required by law) any confidential or proprietary information pertaining to the organization, business, inventions, discoveries, customers, suppliers, operations, affairs or other trade secrets of CTL at any time; provided, however, that such obligations of non-use and non-disclosure shall not apply to information that is or becomes a part of the public domain without breach of the aforementioned obligations of INTERCELL or its officers, directors, employees or agents;

               (c) request, induce or attempt to influence any current, future or prospective customer or supplier of CTL to limit, curtail or cancel its business with CTL; or

               (d) request, induce or attempt to influence any current, future or prospective officer, director, employee, consultant, agent or representative of CTL to (i) terminate his, her or its employment or business relationship with CTL or (ii) commit any act that, if committed by CTL, would constitute a breach of any provision hereof.

          10.4 ENVIRONMENTAL REPORTS. INTERCELL hereby covenants and agrees to promptly provide Jaymark with a copy of any and all reports, plans, schedules and other documents relating to the planning and progress of the environmental remediation effort to take place at the Santa Cruz Site.

     11.  INDEMNIFICATION AND ESCROW.

          11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements contained in this Agreement (including representations and warranties set forth in any of the Transaction Documents and certificates delivered by the parties in connection with this Agreement) shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive, until the end of the Indemnification Period, whereupon all such representations, warranties, covenants and agreements shall expire and terminate and shall be of no further force or effect, except as follows: (i) the representations and warranties contained in Sections 2.9, 2.19 and 2.22 shall survive the Closing for the period of the applicable statute of limitations plus any extensions or waivers granted or imposed with respect thereto or, if no statute of limitations is applicable, indefinitely; (ii) the representations and warranties in Section 2.3(a) shall survive indefinitely; and
(iii) the representations, warranties, covenants and agreements relating to any Deficiency (as defined in Section 11.4) of which the Indemnifying Party has received notice from the other party prior to the expiration of the Indemnification Period (except that notice relative to claims made pursuant to the above referenced Sections 2.9, 2.19 and 2.22 need only be made prior to the expiration of such representations and warranties as provided above), shall survive until the existence of such Deficiency has been finally established and the Deficiency is resolved as provided below. Provided, however, that the termination hereunder of any of the above representations and warranties shall not terminate or limit in any manner whatsoever any rights which INTERCELL or Jaymark may have pursuant to this Article 11 for Deficiencies arising out of or resulting from fraud or knowing and intentional misrepresentation relating to such representations and warranties.

          11.2  BASIC PROVISION.

               (a) INTERCELL (sometimes hereinafter an "Indemnifying Party") hereby agrees to indemnify and hold harmless Jaymark, its directors, officers, employees and all Persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with Jaymark, and their respective successors and assigns (collectively, the "Jaymark Indemnitees") from, against and in respect of, and to reimburse Jaymark Indemnitees for, the amount of any and all Deficiencies (as defined in Section 11.4).

               (b) Jaymark (sometimes hereinafter an "Indemnifying Party") hereby agrees to indemnify and hold harmless INTERCELL and its directors, officers, employees and all Persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with INTERCELL, and their respective successors and assigns (collectively, the "INTERCELL Indemnitees") from, against and in respect of, and to reimburse the INTERCELL Indemnitees for, the amount of any and all Deficiencies (as defined in Section 11.4)

               (c) If, subsequent to the Closing, CTL suffers, incurs or otherwise becomes subject to any Deficiencies as a result of or in connection with any breach of any representation, warranty, covenant or obligation set forth in this Agreement, then Jaymark shall also be deemed, by virtue of its ownership of the stock of CTL, to have incurred Deficiencies as a result of and in connection with such breach.

          11.3 ENVIRONMENTAL INDEMNIFICATION. During the period of the applicable statute of limitations plus any extensions granted with respect thereto, or, if no statute of limitations is applicable, indefinitely, INTERCELL and its successors and assigns agree to indemnify, defend, reimburse and hold harmless Jaymark and its Affiliates and its and their respective stockholders, partners, members, officers, directors, employees, owners, agents, representatives, successors and permitted assigns from and against any and all Losses, liabilities, damages, demands, claims, actions, judgments, causes of action, defects in title, assessments, penalties, costs and expenses (including, without limitation, the reasonable fees and disbursements of outside legal counsel, accountants and consultants and the reasonable charges of in-house legal counsel, accountants, and other personnel), and all foreseeable and unforeseeable consequential damages (including, without limitation, costs of any and all investigations, costs of clean-up, removal, repair, remediation, detoxification, closure, site restoration, or any other remedial acts that are required to be performed on or with respect to any Facility) that are imposed by any Environmental Laws.

          11.4  DEFINITION OF "DEFICIENCIES."

               (a) As used in this Article 11 the term "Deficiencies" when asserted by Jaymark Indemnitees or arising out of a third party claim against Jaymark Indemnitees shall mean any and all Losses, damages, liabilities and claims sustained by the Jaymark Indemnitees and arising out of, based upon or resulting from:

                    (i) Any misrepresentation, breach of warranty, or any non-fulfillment of any representation, warranty, covenant, obligation or agreement on the part of INTERCELL contained in or made pursuant to this Agreement;

                    (ii) Any error contained in any written statement, report, certificate or other document or instrument delivered to the Jaymark Indemnitees by INTERCELL pursuant to this Agreement or contained in any of the Transaction Documents or any exhibits or schedules hereto or thereto;

                    (iii) The Assignment, Assumption and Release Agreements as attached hereto as Exhibit I, except for liabilities expressly assumed by Jaymark.

                    (iv) Any Purchase Price Adjustment pursuant to Section 1.4 if not paid when due; and

                    (v) Any and all acts, suits, proceedings, demands, assessments and judgments, and all reasonable fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses);

                    (vi) Notwithstanding anything to the contrary in this
Section 11.4, INTERCELL and Jaymark agree that all liabilities incurred by Jaymark in connection with items listed on Sections 2.19(e) and 2.22 of the CTL Disclosure Schedule shall be deemed to be Deficiencies.

               (b) As used in this Article 11, the term "Deficiencies" when asserted by INTERCELL Indemnitees or arising out of a third party claim against INTERCELL Indemnitees shall mean any and all Losses, damages, liabilities and claims sustained by the INTERCELL Indemnitees and arising out of, based upon or resulting from:

                    (i) Any misrepresentation, breach of warranty, or any non-fulfillment of any representation, warranty, covenant, obligation or agreement on the part of Jaymark contained in or made pursuant to this Agreement;

                    (ii) Any error contained in any written statement, report, certificate or other document or instrument delivered to the INTERCELL Indemnitees by Jaymark pursuant to this Agreement or contained in any or the Transaction Documents or any exhibits or schedules hereto or thereto;

                    (iii) Any and all acts, suits, proceedings, demands, assessments and judgments, and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses); and

                    (iv) Any Purchase Price Adjustment pursuant to Section 1.4 if not paid when due.

          11.5  PROCEDURES FOR ESTABLISHMENT OF DEFICIENCIES.

               (a) In the event that any claim shall be asserted by any third party against the Jaymark Indemnitees or INTERCELL Indemnitees (Jaymark Indemnitees or INTERCELL Indemnitees, as the case may be, shall hereinafter be referred to as the "Indemnitees"), or any claim is asserted falling within the scope of Section 11.3 above, which, if sustained, would result in a Deficiency, then the Indemnitees, within a reasonable time after learning of such claim, shall notify the Indemnifying Party of such claim, and shall extend to the Indemnifying Party a reasonable opportunity to defend against such claim, at the Indemnifying Party's sole expense and through legal counsel acceptable to the Indemnitees, provided that the Indemnifying Party proceeds in good faith, expeditiously and diligently. The Indemnitees shall, at their option and expense, have the right to participate in any defense undertaken by the Indemnifying Party with legal counsel of their own selection. No settlement or compromise of any claim which may result in a Deficiency may be made by the Indemnifying Party without the prior written consent of the Indemnitees unless:
(i) prior to such settlement or compromise the Indemnifying Party acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses; and (ii) the Indemnitees are furnished with security reasonably satisfactory to the Indemnitees that the Indemnifying Party will in fact pay such amount and expenses. No settlement or compromise of any claim which acknowledges any liability for a violation of law, or purports to impose any non-monetary obligation on the indemnified party may be entered into without such party's consent.

               (b) In the event that the Indemnitees assert the existence of any Deficiency against the Indemnifying Party, they shall give written notice to the Indemnifying Party of the nature and amount of the Deficiency asserted. If within thirty (30) days after the giving of the written notice by the Indemnitees the Indemnifying Party does not provide written notice to the Indemnitees that the Indemnifying Party intends to contest the assertion by the Indemnitees (such notice by the Indemnifying Party being hereinafter referred to as the "Contest Notice"), such assertion of the Indemnitees shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a Contest Notice is given to the Indemnitees within said 30-day period, then the contested assertion of a Deficiency shall be settled by arbitration to be held in San Diego, California, in accordance with the Commercial Rules of the American Arbitration Association then existing. The determination of the arbitrator shall be delivered in writing to the Indemnifying Party and the Indemnitees and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist, shall be deemed established.

               (c) The Indemnitees and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement such Deficiency shall be deemed established.

               (d) Notwithstanding anything to the contrary in this Section 11.5, the failure to promptly notify the Indemnifying Party of any third party claim or the alleged existence of a Deficiency will not relieve the Indemnifying Party of any liability it may have to any Indemnitee, except to the extent that the Indemnifying Party demonstrates that it has been prejudiced by the Indemnitee's failure to timely give such notice.

          11.6 PAYMENT OF DEFICIENCIES.

               (a) Notwithstanding the establishment of a Deficiency in accordance with Section 11.5, after the Closing INTERCELL shall not be liable to the Jaymark Indemnitees for the first Ten Thousand Dollars ($10,000) of aggregate Deficiencies except to the extent such aggregate Deficiencies exceed $10,000 at which point indemnification shall then be made by INTERCELL for the full amount of such Deficiencies.

               (b) The Indemnifying Party hereby agrees to pay the amount of established Deficiencies within thirty (30) days after the establishment thereof. The amount of established Deficiencies shall be paid in cash. Any amounts not paid by the Indemnifying Party when due under this Section shall bear interest from and after the due date thereof until the date paid at a rate equal to the lesser of: (i) fifteen percent (15%) per annum; or (ii) the highest legal rate permitted by applicable law. At the option of the Indemnitees, the Indemnitees may offset any Deficiency established in accordance with this Agreement or any portion thereof that has not been paid by the Indemnifying Party to the Indemnitees against any obligation the Indemnitees, or any of them, may have to the Indemnifying Party.

          11.7 LEGAL EXPENSES. As used in this Article 11, the term "Legal Expenses" shall mean any and all reasonable fees (whether of attorneys, accountants or other professionals), costs and expenses of any kind reasonably incurred by any Indemnitees and its counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

          11.8 PAYMENT OF PROMISSORY NOTE AND INDEMNITY ESCROW FUND.

               (a) On the Closing Date, Jaymark shall deliver its unsecured corporate promissory note in the amount of Five Hundred Thousand Dollars ($500,000) to INTERCELL Corporation in the form attached hereto as Exhibit D. The Promissory Note is payable to INTERCELL upon its satisfaction, on or before the fifth anniversary of the Closing Date, of all of the following conditions:
(i) INTERCELL has delivered to Jaymark a complete and accurate copy of a "no further action" letter issued by the Santa Cruz County Environmental Health Department (or other applicable state regulatory agency) relating to the Santa Cruz Site; (ii) there is no claim, investigation, suit, action or proceeding pending or threatened in writing against INTERCELL, CTL, Jaymark or the Santa Cruz Site relating to the Contamination; and (iii) all invoices, bills and costs of work performed, whether investigatory or remedial, have been paid in full, and no such work remains uninvoiced and/or unpaid relating to the Contamination. The parties acknowledge and agree that the environmental indemnification obligations of INTERCELL pursuant to the Environmental Remediation and Indemnification Agreement are in addition to and in no way should be limited by any of the environmental indemnity provisions contained in this Agreement. This
Section 11.8(a) is not intended to establish a ceiling or maximum amount that INTERCELL shall indemnify Jaymark Indemnitees.

               (b) At Closing, Jaymark shall deliver, in cash, a portion of the Purchase Price in the amount of Two Hundred Thousand Dollars ($200,000) to Chicago Title Company as escrow agent (the "Indemnity Escrow Agent"), such deposit to constitute the "Indemnity Escrow Fund" which shall be governed by the terms set forth herein and in the form

Indemnity Escrow Agreement attached hereto as Exhibit G (the "Indemnity Escrow Agreement"). The Indemnity Escrow fund will serve as collateral for the indemnification obligations of and the payment of Deficiencies by INTERCELL as set forth in this Article 11. Withdrawal of such funds shall be subject to restrictions consistent with this Article 11 and the terms of the Indemnity Escrow Agreement. Fifty percent (50%) of such funds that are not then subject to claims regarding Deficiencies shall be released to INTERCELL one (1) year after the Closing Date, and the remainder of such funds not then subject to claims regarding Deficiencies shall be released to INTERCELL on the second anniversary of the Closing; provided, however, that any funds which are subject to claims regarding Deficiencies remaining in such account upon the second (2nd) anniversary of the Closing shall be released to INTERCELL only upon the resolution of such Deficiencies. This Section 11.8(b) is not intended to establish a ceiling or maximum amount that INTERCELL shall indemnify Jaymark Indemnitees pursuant to this Article 11.

     12.  MISCELLANEOUS.

          12.1 GOVERNING LAW. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          12.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, Representatives, administrators and assigns of the parties hereto provided that no party hereto shall assign this Agreement to any such Entity without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          12.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          12.4 ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

          12.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

          12.6 EXPENSES. In the event the Acquisition is not consummated, each party hereto shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto. In the event the Acquisition is consummated, (a) all legal, accounting, investment banking, broker's and finder's fees and expenses incurred by CTL in connection with the Acquisition shall be deemed to be expenses of INTERCELL, and
(b) all legal, accounting, investment banking, brokers and finders' fees and expenses incurred by Jaymark in connection with the Acquisition shall be deemed to be expenses of Jaymark.

          12.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by Jaymark and INTERCELL. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

          12.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and are binding upon the successors and assigns of the parties hereto including, but not limited to, a receiver, trustee, or debtor in possession, and except as otherwise provided herein shall terminate on the date two years after the Closing Date.

          12.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

          12.10 ATTORNEYS' FEES. Subject to the limitations or claims set forth in Article 11 and elsewhere in this Agreement, should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

          12.11 NOTICES. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 12.11.

     INTERCELL:    INTERCELL Corporation
                   370 17th Street, Ste. 3290
                   Denver, CO  80202
                   Telephone:  (303) 592-1010
                   Facsimile:  (303) 592-1054
                   Attention:  Paul Metzinger, President and
                               Chief Executive Officer

     With copy to: Kutak Rock
                   717 17th Street, Suite 2900
                   Denver, CO  80202
                   Telephone:  (303) 297-2400
                   Facsimile:  (303) 292-7799
                   Attention:  Robert J. Ahrenholz, Esq.

                   Jaymark:    Jaymark, Inc.
                   9775 Towne Centre Drive
                   San Diego, CA  92121
                   Telephone:  (619) 535-3100
                   Facsimile:  (619) 455-7640
                   Attention:  Eric Wenaas, President and Chief Executive
                               Officer

     With copy to: Gray Cary Ware & Freidenrich
                   4365 Executive Drive, Suite 1600
                   San Diego, CA  92121
                   Telephone:  (619) 677-1400
                   Facsimile:  (619) 677-1477
                   Attention:  Cameron Jay Rains, Esq.

Except as provided above, such notice will be treated as having been received upon actual receipt.

          12.12 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

          12.13 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 12.13.

          12.14 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, Entity or entities may require.

          12.15 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          12.16 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, stockholder, partner of any party hereto or any other Person or Entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

          12.17 CONSULTATION OF COUNSEL AND ARMS-LENGTH TRANSACTION. Jaymark and INTERCELL acknowledge that they have been represented by legal counsel of their own choice throughout all of the negotiations which preceded the execution of this Agreement and that they have executed this Agreement with the consent and on the advice of such legal counsel, and without reliance upon any promise or representation of any person or persons acting for or on behalf of the other party. Jaymark and INTERCELL further acknowledge that each of them and their counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration described herein. Jaymark and INTERCELL further acknowledge that each of them have negotiated this Agreement at arms-length and that each of them have tendered adequate consideration to the other in connection with this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                              JAYMARK, INC., a Delaware corporation


                              By    /s/ Eric Wenaas
                                ---------------------------------------------
                                   Eric Wenaas, President and Chief Executive
                                   Officer

                              INTERCELL CORPORATION, a Colorado
                              corporation


                              By    /s/ Paul Metzinger
                                ---------------------------------------------
                                    Paul Metzinger, President and Chief
                                    Executive Officer

                              CALIFORNIA TUBE LABORATORY, INC., a
                              California corporation


                              By    /s/ Paul Metzinger
                                ---------------------------------------------
                                    Paul Metzinger, President and Chief
                                    Executive Officer

                               LIST OF EXHIBITS:


EXHIBIT A:  CERTAIN DEFINITIONS

EXHIBIT B:  SIDE LETTER AGREEMENT AND SECURITY AGREEMENT

EXHIBIT C:  FORM OF ENVIRONMENTAL REMEDIATION AND INDEMNIFICATION AGREEMENT

EXHIBIT D:  FORM OF UNSECURED PROMISSORY NOTE

EXHIBIT E:  CTL DISCLOSURE SCHEDULE*

EXHIBIT F:  JAYMARK DISCLOSURE SCHEDULE*

EXHIBIT G:  FORM OF INDEMNITY ESCROW AGREEMENT

EXHIBIT H:  FORM OF OPINION OF COUNSEL TO INTERCELL*

EXHIBIT I:  ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENTS*





------------------------------
* This Exhibit has been omitted because it does not contain information which is material to an investment decision and will be supplied supplementally to the Comission upon request in accordance with Item 601(b)(2) of Regulation S-K.

                                   EXHIBIT A

                              CERTAIN DEFINITIONS


     For purposes of the Agreement (including this Exhibit A):

          ACCOUNTANTS.  "Accountants" shall have the meaning set forth in
Section 1.4 of the Agreement.

          ACQUISITION. "Acquisition" shall have the meaning set forth in the Recitals.

          ADJUSTMENT PAYMENT. "Adjustment Payment" shall have the meaning set forth in Section 1.4 of the Agreement.

          ADVANCE PAYMENT. "Advance Payment" shall have the meaning set forth in Section 1.3 of the Agreement.

          AFFILIATE. "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

          AGREEMENT. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit A is attached.

          ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENTS. "Assignment, Assumption and Release Agreements" shall mean Exhibit I attached to the Agreement.

          BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the transactions contemplated herein.

          CLOSING AND CLOSING DATE. "Closing" and "Closing Date" shall have the meanings set forth in Section 1.6 of the Agreement.

          CLOSING FINANCIAL STATEMENTS. "Closing Financial Statements" shall have the meaning set forth in Section 1.4 of the Agreement.

          CLOSING BALANCE SHEET. "Closing Balance Sheet" shall have the meaning set forth in Section 1.4 of the Agreement.

          CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          COMMISSION. "Commission" shall mean the United States Securities and Exchange Commission.

          CONFIDENTIAL INFORMATION. "Confidential Information" shall mean confidential information of a party ("Disclosing Party") which is disclosed to another party ("Receiving Party"). Confidential Information shall include, but not be limited to, trade secrets, know-how, inventions, techniques, processes, schematics, designs, contracts, customer lists, financial information, sales and marketing plans and business information.

          CONSIDERATION.  "Consideration" shall have the meaning set forth in
Section 1.3 of this Agreement.

          CONTAMINATION. "Contamination" shall mean the various toxic and hazardous substances in the groundwater and soil underlying the Santa Cruz Site including, but not limited to, tetrachloroethane, trichloroethane, carbon tetrachloride, motor oil, diesel, polychlorinated biphenyls and various other contaminants.

          CONTEST NOTICE.  "Contest Notice" shall have the meaning set forth in
Section 11.5 of this Agreement.

          CTL. "CTL" shall mean California Tube Laboratory, Inc., a California corporation.

          CTL COMPONENTS.  "CTL Components" shall have the meaning set forth in
Section 2.8 of the Agreement.

          CTL DISCLOSURE SCHEDULE. "CTL Disclosure Schedule" shall mean Exhibit E, as attached to the Agreement.

          CTL EMPLOYEE.  "CTL Employee" shall have the meaning set forth in
Section 2.14 of the Agreement.

          CTL FINANCIAL STATEMENTS. "CTL Financial Statements" shall have the meaning set forth in Section 2.5.

          CTL PRODUCTS. "CTL Products" shall mean those products used or usable in connection with, or marketed, licensed or sold in connection with CTL's business and all modifications thereof.

          CTL STOCK. "CTL Stock" shall have the meaning set forth in the Recitals.

          DEFICIENCIES.  "Deficiencies" shall have the meaning set forth in
Section 11.4 of the Agreement.

          DISCLOSING PARTY. "Disclosing Party" shall have the meaning set forth in the definition of "Confidential Information."

          EMPLOYEE PLAN means any (i) employee benefit plan as that term is defined in Section 3(3) of ERISA and (ii) any other pension, compensation or benefit, plan, policy or arrangement sponsored, contributed to or maintained by CTL or any other Affiliate thereof or ERISA Affiliate for the benefit of current or former employees of CTL.

          ENCUMBRANCES. "Encumbrances" shall mean any and all restrictions on or conditions to transfer or assignment, claims, liabilities, liens, pledges, mortgages, restrictions, and encumbrances of any kind, whether accrued, absolute, contingent or otherwise affecting CTL's assets.

          ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

          ENVIRONMENTAL LAWS. "Environmental Laws" shall mean any and all applicable civil, criminal, and administrative laws (including common law), statutes, codes, rules, regulations, ordinances, orders, decrees, judgments, Permits, licenses, approvals, authorizations, and other requirements, directives, consents and obligations lawfully imposed by any Governmental Entity pertaining to the protection of the environment, protection of ecology, protection of public health, protection of worker health and safety, and/or the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the Handling of Hazardous Materials, and regulations, guidelines, and policies promulgated under any of the foregoing, all as amended from time to time, including, but not limited to the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 et seq. as amended), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq. as amended), the Resource Conservation and Recovery Act (42 U.S. C. 6901 et seq. as amended) ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Clean Air Act (42 U.S.C. 7401 et seq. as amended), the Toxic Substances Control Act (15 U.S.C. 2601 et seq. as amended), the Occupational Safety and Health Act (PL 91-596), related common law doctrines, and any similar state, country, foreign, or local laws, rules and regulations.

          ENVIRONMENTAL REMEDIATION AND INDEMNIFICATION ESCROW AGREEMENT. "Environmental Remediation and Indemnification Agreement" shall mean Exhibit C, as attached to the Agreement.

          ERISA. "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended.

          ERISA AFFILIATE means any corporation or trade or business member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which CTL is a member.

          EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any substituted federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          FACILITY. "Facility" shall mean any facility or real property, including without limitation any improvement, equipment, structure, building, or fixture thereat, that is currently owned, used, occupied, controlled, or rented, or was formerly owned, used, occupied, controlled or rented in connection with the business of CTL.

          GAAP. "GAAP" shall mean generally accepted accounting principles, as in effect in the United States from time to time, and as supplemented by Regulation S-X as promulgated by the Commission, as in effect from time to time, applied on a consistent basis.

          GOVERNMENTAL ENTITY. "Governmental Entity" shall mean any court, or any federal, state, municipal, provincial or other governmental authority, department, commission, board, service, agency or other instrumentality.

          HANDLING OR HANDLED. "Handling" or "Handled" shall mean used, generated, manufactured, processed, contained, transferred, recycled, stored, treated, loaded, transported, removed or Released.

          HAZARDOUS MATERIALS. "Hazardous Materials" shall mean any substance, waste, material, chemical, compound or mixture which is (or which contains any substance, waste, material, chemical, compound, or mixture which is) harmful or threatens to harm the environment, ecology, or public health, or which is flammable, ignitable, corrosive, reactive, radioactive, or explosive, or which is defined, listed, designated, described or characterized under Environmental Laws or under any rules, guidances, policies, or regulations promulgated thereunder, as hazardous, toxic, a contaminant, a pollutant or words of similar import, and includes without limitation any asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction or distillate thereof), natural gas, natural gas liquids, and liquefied natural gas.

          INDEBTEDNESS.  "Indebtedness" shall have the meaning set forth in
Section 8.18 of the Agreement.

          INDEMNIFICATION PERIOD. "Indemnification Period" shall mean the period commencing on the Closing Date and ending at the close of business on the date two (2) years following the Closing Date.

          INDEMNIFYING PARTY. "Indemnifying Party" shall have the meaning set forth in Section 11.2 of the Agreement.

          INDEMNITEES.  "Indemnitees" shall have the meaning set forth in
Section 11.5 of the Agreement.

          INDEMNITY ESCROW AGENT. "Indemnity Escrow Agent" shall have the meaning set forth in Section 11.8 of the Agreement.

          INDEMNITY ESCROW AGREEMENT. "Indemnity Escrow Agreement" shall mean Exhibit G, as attached to the Agreement.

          INDEMNITY ESCROW FUND. "Indemnity Escrow Fund" shall have the meaning set forth in Section 11.8 of the Agreement.

          INTELLECTUAL PROPERTY.  "Intellectual Property" shall mean any and all
(a) Trademarks and Patent Rights, (b) Related Know-How, (c) copyrights, moral rights, mask works, trade dress and other rights in works of authorship, including all registrations and applications therefor relating to CTL, (d) inventions, ideas, discoveries, technologies, customer lists and vendor lists, methodologies, processes, product information, formulae, databases, designs, design information, algorithms, engineering specifications and work papers, techniques, prototypes and development work in progress and all other intangible, intellectual, proprietary and industrial property rights relating to CTL, (e) tangible embodiments, documentation and media constituting, describing or relating to any of (a) through (d) above, (f) copies of the items described in (a) through (e) above and (g) licenses or written agreements relating to any of (a) through (f) above.

          INTERCELL INDEMNITEES. "INTERCELL Indemnitees" shall have the meaning set forth in Section 11.2 of this Agreement.

          INTERCELL REPRESENTATIONS AND WARRANTIES. "INTERCELL Representations and Warranties" shall have the meaning set forth in Section 2 of this Agreement.

          JAYMARK DISCLOSURE SCHEDULE. "Jaymark Disclosure Schedule" shall mean Exhibit F, as attached to the Agreement.

          JAYMARK INDEMNITEES. "Jaymark Indemnitees" shall have the meaning set forth in Section 11.2 of this Agreement.

          JAYMARK REPRESENTATIONS AND WARRANTIES. "Jaymark Representations and Warranties" shall have the meaning set forth in Section 3 of this Agreement.

          LAWS OR DECREES. "Laws or Decrees" shall mean all applicable federal, state, provincial and local laws, ordinances, rules, statutes, regulations and all orders, writs, injunctions, awards, judgments or decrees.

          LEGAL EXPENSES.  "Legal Expenses" shall have the meaning set forth in
Section 11.7 of the Agreement.

          LIABILITY. "Liability" shall mean any direct or indirect liability, indebtedness, obligation, guarantee or endorsement, whether known or unknown, whether accrued or unaccrued, whether absolute or contingent, whether due or to become due, or whether liquidated or unliquidated.

          LICENSES. "Licenses" shall have the meaning set forth in Section 2.22 of the Agreement.

          LOSSES. "Losses" shall mean any loss, demand, action, cause of action, assessment, damage, Liability, cost or expense, including without limitation, interest, penalties and reasonable attorneys' and other professional fees and expenses incurred in the investigation, prosecution, defense or settlement thereof, but excluding special or consequential damages related to any such loss, demand, action, cause of action, assessment, damage, Liability, cost or expense, other than special or consequential damages actually awarded to a third party and paid or payable to such third party by a party hereto.

          MATERIAL CONTRACT. "Material Contract" shall have the meaning set forth in Section 2.11 of the Agreement.

          MATERIAL CONSENT. "Material Consent" shall have the meaning set forth in Section 2.11 of the Agreement.

          NET WORTH.  "Net Worth" shall have the meaning set forth in Section
1.4 of the Agreement.

          OCTOBER 26, 1997 BALANCE SHEET. "October 26, 1997 Balance Sheet" shall have the meaning set forth in Section 1.4 of the Agreement.

          PATENT RIGHTS. "Patent Rights" shall mean any and all of CTL's rights under patents, including but not limited to with respect thereto, (a) issued patents, patent applications, reissues, reissues-in-part or patents of additions, continuations, continuations-in-part, divisionals, divisions-in-part, filing priorities, certificates of invention, certificates of protection and (b) any other rights (and applications therefor) granted by any Governmental Entity, for any period of time, to manufacture, sell or use a process, apparatus or article, to license others to perform such activities and/or to restrain others from so doing.

          PERMITS. "Permits" shall mean any and all licenses, permits, authorizations, certificates, variances, waivers, consents and other approvals from any Governmental Entity relating to CTL's business.

          PERMITTED ENCUMBRANCES. "Permitted Encumbrances" shall mean liens for taxes which are not yet due and payable, and liens described in the CTL Disclosure Schedule hereto.

          PERSON. "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

          PROMISSORY NOTE. "Promissory Note" shall mean Exhibit D, as attached to the Agreement.

          PURCHASE PRICE.  "Purchase Price" shall have the meaning set forth in
Section 1.3 of this Agreement.

          PURCHASE PRICE ADJUSTMENT. "Purchase Price Adjustment" shall have the meaning set forth in Section 1.4 of this Agreement.

          QUALIFIED PLAN. "Qualified Plan" means an employee pension benefit plan within the meaning of Section 3(2) of ERISA that meets the qualification requirements of Section 401(a) of the Code, and whose trust or other funding medium is exempt from federal income tax under Section 501(a) of the Code.

          RECEIVING PARTY. "Receiving Party" shall have the meaning set forth in the definition of "Confidential Information."

          RELATED KNOW-HOW. "Related Know-How" shall mean any and all of CTL's technical data, know-how, knowledge or information or trade secrets, or confidential or proprietary information of any kind, written or oral, relating to the design, development, engineering, manufacture, marketing, assembly, use, sale, installation, operation, support or servicing of CTL's assets, the CTL Products or CTL's business.

          RELEASE OR RELEASED. "Release" or "Released" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, or in a manner or with a consequence not authorized by Environmental Laws.

          REPRESENTATIVES. "Representatives" of any Person shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives of any Person.

          SANTA CRUZ SITE. "Santa Cruz Site" shall mean the location at which CTL conducted its business until January 1998 at 1255-1305 17th Avenue, Santa Cruz, California.

          SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended, or any substituted federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          SUBSIDIARY.  "Subsidiary" shall have the meaning set forth in Section
2.2 of the Agreement.

          TAX. "Tax" shall mean any federal, state, local, or foreign income, profits, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, business license, occupation, value added, goods and service, alternative or add-on minimum, estimated, or other tax or governmental charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, relating to CTL.

          TAX RETURN. "Tax Return" shall mean any return, declaration, report, estimates, claim for refund, or information return or statement relating to CTL, including any schedule or attachment thereto, and including any amendment thereof, relating to CTL.

          TRADEMARKS. "Trademarks" shall mean all of CTL's trademarks, service marks, trade names and applications therefor.

          TRANSACTION DOCUMENTS. "Transaction Documents" shall mean all documents or agreements required to be delivered by any party hereunder on or prior to the Closing.

                                   EXHIBIT B

                 SIDE LETTER AGREEMENT AND SECURITY AGREEMENT

     See attached Exhibit 10.01.

                                   EXHIBIT C

                             FORM OF ENVIRONMENTAL
                   REMEDIATION AND INDEMNIFICATION AGREEMENT

     See attached Exhibit 10.02.

                                   EXHIBIT D

                       FORM OF UNSECURED PROMISSORY NOTE

          See attached Exhibit 10.03.

                                   EXHIBIT E

                            CTL DISCLOSURE SCHEDULE

                                   EXHIBIT F

                          JAYMARK DISCLOSURE SCHEDULE


     There are no exceptions to Jaymark's representations and warranties.

                                   EXHIBIT G

                       FORM OF INDEMNITY ESCROW AGREEMENT

     See attached Exhibit 10.04.

                                   EXHIBIT H

                          FORM OF OPINION TO INTERCELL

                                   EXHIBIT I

                 ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENTS


                                       56